UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2019

INDUSTRIAL LOGISTICS PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38342	82-2809631
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1460

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

In this Current Report on Form 8-K, the terms “we,” “us” and “our” refer to Industrial Logistics Properties Trust and certain of its subsidiaries, unless the context indicates otherwise.

Item 1.01.                                        Entry into a Material Definitive Agreement.

On January 29, 2019, certain of our subsidiaries, or the borrowers, entered into a loan agreement with Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., UBS AG and JPMorgan Chase Bank, National Association, or collectively, the lenders, pursuant to which we obtained a $650.0 million mortgage loan, or the loan, secured by 186 of our properties with an aggregate land area of approximately 9.6 million square feet located on the island of Oahu, Hawaii.  The loan matures on February 7, 2029 and requires monthly interest payments at a fixed rate of 4.31% per annum.  We expect to use the net proceeds from the loan to repay all $413.0 million of borrowings currently outstanding under our $750.0 million unsecured revolving credit facility and for general business purposes, including future potential acquisitions.

Principal payments on the loan are not required prior to the end of the initial term of the loan.  We have the option to prepay the loan in full at any time after January 29, 2022 (or, if earlier, the second anniversary of the securitization of the loan, if it is securitized), subject to a premium, and to prepay the loan at par with no premium on or after August 7, 2028.  In addition, at any time after January 29, 2022 (or, if earlier, the second anniversary of the securitization of the loan, if it is securitized) and prior to August 7, 2028, the loan may be defeased in full upon meeting certain conditions.

The loan agreement contains customary covenants and provides for acceleration of payment of all amounts due thereunder upon the occurrence and continuation of certain events of default.  In addition, pursuant to the loan agreement and related documents, we are required to maintain a minimum consolidated net worth of at least $250.0 million and liquidity of at least $15.0 million. The loan is generally non-recourse to us except with respect to certain carveouts set forth in the loan agreement and to our obligation to indemnify the lenders for certain environmental losses relating to hazardous materials and violations of environmental law.

The lenders and/or certain of their affiliates are parties to our unsecured revolving credit facility, and have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with us.  They have received, and may in the future receive, customary fees and commissions for these engagements.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the loan agreement is incorporated into this Item 2.03 by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR

EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE, THIS CURRENT REPORT ON FORM 8-K STATES THAT WE MAY USE A PORTION OF THE PROCEEDS FROM THE LOAN FOR GENERAL BUSINESS PURPOSES, INCLUDING POTENTIAL FUTURE ACQUISITIONS. HOWEVER, OUR ABILITY TO ACQUIRE PROPERTIES DEPENDS IN PART ON MARKET CONDITIONS, WHICH OFTEN CHANGE AND ARE BEYOND OUR CONTROL. WE MAY NOT BE SUCCESSFUL MAKING ACQUISITIONS IN THE FUTURE.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated: January 30, 2019